2006 KBW Honor Roll and Seventh
Annual Community Bank Investor
Conference

August 1, 2006

Quick Facts

32 banking centers in the Indianapolis
market

$2.1 billion in assets

$1.7 billion in loans

$1.6 billion in deposits

29% non-interest income to operating revenue

6.83% tangible capital/tangible assets

At June  30, 2006

Indianapolis

One of the most vibrant markets in the Mid-West

Indianapolis Quick Facts

12th largest city in the U.S.

29th largest metropolitan area in the U.S.

2nd largest state capital in the U.S.

More than 65% of the U. S population lives
within a 700 mile radius

Most centrally located city of the top 100
markets in the U.S. and is served by more
segments of interstate highway (7)

Indianapolis – Prime Market

An ACCRA cost of living index of 92.4

4.3% (May 2006) unemployment rates below
national average  of 4.6%

Average pay per person ($36,465) ranks
higher than national average

Consistently ranks as one of the cleanest and
safest cities in the nation

#10 on Forbes Top 100 Best Places for
Business (2006)

Indianapolis – Growth Potential

49,747

6.26

National Average

51,823

.68

2,149,472

Cleveland-Elyria-Mentor, OH

53,531

1.95

1,527,796

Milwaukee-Waukesha-West Allis, WI

55,802

3.78

4,592,457

Detroit-Warren-Livonia, MI

54,532

3.93

2,085,092

Cincinnati-Middletown, OH-KY-IN

49,470

4.29

1,215,611

Louisville, KY-IN

52,578

4.97

2,810,628

St. Louis, MO-IL

58,862

5.02

9,538,483

Chicago-Naperville-Joliet, IL-IN-WI

55,455

7.21

1,966,136

Kansas City, MO-KS

52,451

7.99

1,647,784

Indianapolis, IN

68,545

8.86

3,225,575

Minneapolis-St. Paul-Bloomington, MN-WI

54,349

10.80

1,768,016

Columbus, OH

Median Household
Income ($)

Population Growth
2005- 2010 (%)

Population
(000’s)

Top 10 MSAs in the Midwest

Source: SNL Financial

1915
1925
1935
1945
1955
1965
1975
1985
1995
2005
2010

Evolution of FINB

1915
founded

as
Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

2001
National
bank
charter

2004 New CEO

2004 Out-of-State
Office Sale

2004 Sale of SOMR

2004 Cost Reduction

2004 Self Tender

1934 becomes
First Federal
Savings and
Loan
Association

2005 Loan
Servicing Sale

2005 Sale of
FirstTrust

2006 New Core
Processor

Long-Term Mission Statement

Increase shareholder value as a high
performance, independent, financial
services company servicing select
communities with quality financial
products and services.

2006 Priorities

Deposit Acquisition

Achieve executional excellence

New outsourcing partner

Net income per FTE

Focus on our best opportunities

Central Indiana geography

Higher P/E businesses

Emphasize revenue growth

Growth Strategies

Seizing market opportunity with high-
touch community bank model

Strong relationship orientation

Local businesses have access to top executives

25 experienced, in-market relationship managers

32 offices – 2 new in 2006

Local decision-making

Valued in Indianapolis market

Largest bank headquartered in Indianapolis

Strong, incentivized sales culture

Disciplined and frequent sales programs

P & L responsibility

Two new branches opened in May
and July

Multi-million dollars in deposits
even before opening

Goals

Earnings growth goal of 12+%

Commercial loan growth 10+%

Deposit growth equal to or greater than
loans

Focused cost containment culture:

Eliminated $4MM from 2004 run rate

Profit improvement of $2MM+ from new
outsourcing partner

Maintain Mergent Dividend Achiever

2000

32%
42%
26%
Commercial
Residential
Consumer

June 2006
30%
54%
16%
Commercial
Residential
Consumer

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

(Dollars in Thousands)

$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0

	2000	2001	2002	2003	2004	2005	Q206
Demand	$227,692	$251,049	$316,970	$420,048	$426,991	$435,410	$399,117
Savings	$363,643	$413,387	$418,224	$423,401	$472,006	$477,500	$546,117

Demand **Savings**

Core Deposits

Savings CAGR=8%

Lower cost, stable funding source

Fresh Start – Fee plus balances

Checking CAGR =11%

–

–

2000
17%
27%
56%
Demand
Savings
CDs

June 2006
27%
34%
39%
Demand
Savings
CDs

Deposits

Redesigned deposit funding

Lower costs

Increase client relationships

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

	2000	2001	2002	2003	2004	2005	Q2 06
Reserv es for loan losses	$33,578	$37,135	$44,469	$53,197	$53,172	$39,168	$36,274
Non-performing Assets	$35,141	$46,803	$51,756	$38,882	$21,445	$4,635	$2,672

Reserves for loan losses — Non-performing Assets

Credit Quality

0.20%

0.70%

0.27%

Charge-off Rate

0.29%

2.50%

2005

0.16%

1.82%

NPL to Loans

2.18%

1.88%

Allowance to loans

Q2 ‘06

2000

Well-reserved

Strong credit quality

7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Fed Funds Rate
Net Interest Margin

Net Interest Margin

(Dollars in Thousands)

$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%

	2000	2001	2002	2003	2004	2005	2006 YTD Annualized
Other	$6,160	$7,598	$7,236	$4,308	$5,028	$3,014	$3,266
Consumer	$5,050	$9,240	$8,431	$10,822	$11,535	$10,188	$8,218
Loan Fees	$3,361	$3,136	$2,723	$2,610	$3,039	$1,818	$1,974
Deposit Charges	$7,282	$11,544	$14,963	$16,895	$17,246	$16,760	$15,978
% of Revenue	22.00%	30.00%	31%	31%	35%	31%	29%

Deposit Charges Loan Fees Consumer Other % of Revenue

Non-Interest Income

*

*Excludes sale of loan servicing and securities

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0

	Q3'03	Q4'03	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2 '05	Q3 '05	Q4 '05	Q1 '06	Q2'06
Column 2											$930	$216
Non-Interest Expense	$18,098	$19,568	$17,254	$17,060	$19,820	$15,089	$15,445	$16,321	$16,034	$15,261	$15,242	$15,257

Non-Interest Expense

$60,000
$55,000
$50,000
$45,000
$40,000
$35,000
$30,000
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
Net Income
37920
38440
44250
47850
49820
50070
51660

Net Income Per FTE

Capitalization

Peers*

3/31/06

FINB

6/30/06

8.60%

6.83%

8.34%

7.86%

Tangible Capital +
Reserves/Tangible Assets

6.99%

Tangible Equity/Tangible Assets

8.81%

Equity/Assets

Strong capital position

*$1-$10 billion US banks

Source: SNL

Experienced Management
Team

23

31

Executive Vice President, Consumer
Banking

David A. Lindsey

1

20

Senior Vice President, Treasury
Management/Private Banking

Stacy Flanigan

13

23

34

23

31

Years in the
Industry

Years at
FINB

Title

Name

2

Senior Vice President, Retail Banking

Kenneth D. Hall

2

Executive Vice President, Corporate
Lending, and Corporate Secretary

Reagan K. Rick

3

Executive Vice President, Corporate
Banking, and Chief Credit Officer

David L. Maraman

6

Executive Vice President, Financial
Management/Finance, and CFO

William J. Brunner

2

President and CEO

Robert H. Warrington

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Diversified balance sheet mix

Strong credit metrics

Robust capital position

Experienced management team

Contact Information

Robert H. Warrington

President and CEO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

rhw@firstindiana.com

317-269-1306

William J. Brunner

CFO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

brunnerw@firstindiana.com

317-269-1614

                                Forward-Looking Statement

This presentation and oral statements relating to it contain forward-
looking statements concerning First Indiana’s future operations and financial results.  Such statements reflect the view of management as of the date of this presentation and are subject to important factors that could cause First Indiana’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include those identified in First Indiana’s Annual Report on form 10-K and other factors as may be described in First Indiana’s periodic filings.  This presentation has been made for the benefit of sharing First Indiana’s current versus historic results and should not be used to predict future performance.

Appendix

Experienced Management Team

Robert H. Warrington

President and chief executive officer of First Indiana Corporation and First Indiana
Bank; vice-chairman and director of Old Kent Financial Corporation (1998-2001);
various management positions at Old Kent (1988-2001), including chief financial officer and chairman, president, and chief executive officer of Old Kent Mortgage
Company.

Chief financial officer and executive vice
president of the Corporation and the Bank;
various positions at Bank One Corporation
(1992-1999) including CFO Treasury
Management, CFO Bank One Cincinnati
N.A., Manager of Financial Planning and
Analysis Banc One Ohio Corporation; Star
Banc Corporation (1989-1992); Wachovia
Corporation (1986-1989); Bank South
Corporation (1983-1986).

William J. Brunner

Executive vice president and chief credit
officer of the Bank; chairman and chief
executive officer of CIB Bank in Indiana
(1998-2003); vice president sales, Carmel
Financial Corporation (1997-1998);
president and chief executive officer
Union Fidelity Bank (1995-1997);
various positions at National City Bank
(1987-1994); OCC examiner (1972-987).

David L. Maraman

Experienced Management Team

Executive vice president, corporate banking
and legal counsel of the Bank; solo legal
practice concentrating on financial
transactions representing financial
institutions and growth companies (1999-
2004); associate at Ice Miller in business
transaction group (1997 -1999); commercial
lender at various Central Indiana banks
(1983-1997).

Reagan K. Rick

Senior vice president of retail banking;
Various management positions at Fifth Third
Bank, including central Indiana regional
sales manager and private banking team
leader (1994-2004).

Kenneth D. Hall

Senior vice president, treasury management,
and private banking; manager of global
treasury management sales for Bank
One/Chase (1996 – 2005); various
management positions for National City Bank
/Merchant National Bank (1986-1996).

Stacy Flanigan

Executive vice president of the Bank; during
22 years at the Bank, has had management
responsibilities for various activities including
corporate communications, branch operations,
residential mortgage lending, consumer
lending, retail banking, and marketing;
currently oversees consumer lending.

David A. Lindsey

Top 10 In Indianapolis

$449,231

$593,113

$761,412

$817,037

$842,996

$1,376,120

$2,031,933

$2,479,670

$5,262,229

$5,727,197

2005 Total
Deposits in
Market

(in thousands)

Lincoln Bancorp

Huntington Bancshares Inc.

Key Corp

National Bank of Indianapolis Corp

Regions Financial Corp.

First Indiana Corporation

Fifth Third Bancorp

Waterfield Mortgage Co.

National City Corp

JP Morgan Chase & Co

Institution

1.80%

IN

2.38%

OH

3.06%

OH

3.28%

IN

3.38%

AL

5.52%

IN

8.16%

OH

9.95%

OH

21.12%

OH

22.99%

NY

2005
Total
Market
Share

Headquarters

Source:  SNL Financial

Indianapolis – Accolades

#5 among the Least Expensive Large US Cities for Doing
Business – KPMG Competitive Alternative (2004)

One of five “up and coming cities” with a population
over 1 million – Money magazine (June 2004).

#1 in competitiveness for business environment – Site
Selection magazine (May 2004)

One of the top 10 places to live in America – –
Monster.com magazine (2004).

The most affordable city with over 1 million people –
The National Association of Home builders (2004).

June 2006
30%
54%
16%
Commercial
Residential
Consumer
Real Estate
32%
Business
68%

Commercial Loan Mix

June 2006
54%
16%
30%
Commercial
Residential
Consumer
Fixed 32%
ARM 68%

Residential Loan Mix

June 2006
16%
30%
54%
Other 3%
HELOC 37%
Home Equity
Fixed 60%
Commercial
Residential
Consumer

Consumer Loan Mix